Exhibit 99.1

Gregory J. Larson
Chief Financial Officer
240.744.5120
Gee Lingberg
Vice President
240.744.5275

HOST HOTELS & RESORTS, INC. REPORTS OPERATING RESULTS FOR THE SECOND QUARTER AND A 33% INCREASE IN ITS THIRD QUARTER DIVIDEND

BETHESDA, MD; July 31, 2014 – Host Hotels & Resorts, Inc. (NYSE: HST), the nation’s largest lodging real estate investment trust (“REIT”), today announced results of operations for the second quarter of 2014.

OPERATING RESULTS

(in millions, except per share and hotel statistics)

	Quarter ended June 30,		Percent	Year-to-date ended June 30,		Percent
	2014	2013	Change	2014	2013	Change
Total revenues	$1,431	$1,399	2.3%	$2,740	$2,624	4.4%
Comparable hotel revenues (1)	1,350	1,305	3.4%	2,553	2,431	5.0%
Net income	159	121	31.4%	344	181	90.1%
Adjusted EBITDA (1)	411	431	(4.6)%	719	714	0.7%
Change in comparable hotel RevPAR - Constant US$	5.1%			5.9%
Change in comparable hotel RevPAR - Nominal US$	4.8%			5.4%

Diluted earnings per share	$.21	$.16	31.3%	$.44	$.24	83.3%
NAREIT FFO per diluted share (1)	.43	.39	10.3%	.75	.68	10.3%
Adjusted FFO per diluted share (1)	.43	.45	(4.4)%	.76	.73	4.1%

(1)	NAREIT Funds From Operations (“FFO”) per diluted share, Adjusted FFO per diluted share, Adjusted EBITDA and comparable hotel operating results are non-GAAP (U.S. generally accepted accounting principles) financial measures within the meaning of the rules of the Securities and Exchange Commission (“SEC”). See the Notes to Financial Information on why the Company believes these supplemental measures are useful, reconciliations to the most directly comparable GAAP measure, and the limitations on the use of these supplemental measures.

For the second quarter of 2014, the growth in comparable hotel RevPAR of 5.1%, on a constant US$ basis, was driven by an increase of 4.1% in average room rates, while average occupancy slightly increased to 81%. Comparable food and beverage revenues increased 0.8% for the quarter. The Company’s comparable international hotels experienced a RevPAR increase of 16.2% for the quarter, driven by outstanding performance from its Latin American hotels. The increase in total revenues of 2.3% for the quarter reflects the effect of the timing of hotels acquired and sold during the comparable periods, which decreased total revenues by $25 million for the quarter on a net basis. Year-to-date the increase in comparable RevPAR of 5.9%, on a constant US$ basis, was driven by an increase in average room rates of 4.3% and an improvement in occupancy of 110 basis points.

The increase in net income for the second quarter of 2014 primarily reflects the improvement in operations and a decline in interest expense as a result of the refinancing or repayment of debt since the beginning of 2013. Year-to-date 2014, net income also benefited from $108 million of net gains on property sales.

Comparable hotel adjusted operating profit increased 5.5% for the quarter. However, the comparisons of Adjusted EBITDA and Adjusted FFO per diluted share to prior periods were affected by several recent transactions, including: the second quarter 2013 $21 million gain on sale of four acres of excess land adjacent to the Newport Beach Marriott Resort & Spa, the timing of acquisitions and dispositions, as well as costs (primarily selling expenses) associated with the development of timeshare units in Maui through a joint venture, which is expected to be completed by the end of the year. For the quarter, these transactions negatively affected the comparison of Adjusted EBITDA by $39 million, resulting in an overall decline of $20 million.

Comparable hotel adjusted operating profit increased 8.3% year-to-date, helping to drive a $5 million increase in Adjusted EBITDA. However, the above transactions also negatively affected year-to-date Adjusted EBITDA by $57 million.

DIVIDEND

The Company’s policy is that it generally intends to distribute, over time, 100% of its taxable income, which is primarily dependent on the Company’s results of operations, as well as gains and losses on property sales. The Company paid a regular quarterly cash dividend of $0.15 per share on its common stock on July 15, 2014 to stockholders of record on June 30, 2014. On July 31, 2014, the Board of Directors authorized a regular quarterly cash dividend of $0.20 per share on its common stock for the third quarter. The dividend will be paid on October 15, 2014 to stockholders of record on September 30, 2014. The third quarter dividend is a 33% increase over the prior quarter and represents the Company’s intended regular quarterly dividend for the next several quarters, subject to Board approval. The Company may also pay a special dividend in the fourth quarter so that its annual distribution equates to its taxable income. While the Company intends to use available cash predominantly for acquisitions or other investments in its portfolio, to the extent that the Company does not identify appropriate investments, it may elect in the future to use available cash for other uses, such as special dividends, which would be in addition to taxable income. Any special dividend would be subject to approval by the Company’s Board of Directors.

CAPITAL EXPENDITURES

The Company continues to pursue opportunities to enhance asset value through select capital improvements, while ensuring that its high standards for product quality are maintained. Year-to-date, the Company has completed renovations of 2,800 guestrooms, over 100,000 square feet of meeting space and 60,000 square feet of public space.

•	REDEVELOPMENT AND RETURN ON INVESTMENT EXPENDITURES (“ROI”) - These projects are designed to increase cash flow and to improve profitability by capitalizing on changing market conditions and the favorable locations of the Company’s properties, including projects such as the redevelopment of a hotel, repositioning of a hotel restaurant or the installation of energy efficient systems. The Company invested approximately $18 million and $29 million in the second quarter and year-to-date 2014, respectively, in ROI capital expenditures. Projects completed during the second quarter include the renovation of approximately 10,000 square feet of restaurant and public space at the Denver Marriott West. The Company expects that ROI capital expenditures for 2014 will range from $65 million to $75 million.

•	CAPITAL EXPENDITURES FOR RECENT ACQUISITIONS - In conjunction with the acquisition of a property, the Company prepares capital and operational improvement plans designed to maximize profitability and to enhance the guest experience. The Company invested approximately $4 million and $7 million on these projects during the second quarter and year-to-date 2014, respectively. The Company expects that acquisition capital expenditures will total $25 million to $30 million for 2014.

•	RENEWAL AND REPLACEMENT EXPENDITURES - The Company invested approximately $71 million and $147 million in renewal and replacement capital expenditures during the second quarter and year-to-date 2014, respectively. During the quarter, major renewal and replacement projects completed include the renovation of 428 rooms in the south tower of the Sheraton Boston Hotel, along with 2,700 square feet of restaurant and public space. The Company expects that renewal and replacement expenditures for 2014 will total approximately $330 million to $350 million.

BALANCE SHEET

During the second quarter of 2014, the Company completed the amendment and restatement of its credit facility, scheduled to mature in 2015, and its term loan, scheduled to mature in 2017, extending the final maturity for both to 2019, including extensions. As with the prior facility, the amended facility includes a revolving credit facility in an aggregate principal amount of up to $1 billion and a $500 million term loan. In addition, the all-in pricing was reduced 30 basis points on revolver borrowings, and 32.5 basis points on the term loan based on its current long-term unsecured debt rating. Therefore, U.S. dollar denominated borrowings today would result in an initial all-in rate of 1.35% and 1.28% on the revolver and term loan, respectively. The Company also redeemed $72 million of industrial revenue bonds with a weighted average interest rate of 7.4% in the second quarter of 2014.

The Company has approximately $440 million of cash and cash equivalents and $778 million of available capacity under its credit facility. As of June 30, 2014, the Company’s total debt was $4.0 billion, with an average maturity of 5.7 years and an average interest rate of 4.8%, including nearly 79% with a fixed rate of interest.

EUROPEAN JOINT VENTURE

The European joint venture’s comparable hotel RevPAR on a constant euro basis increased approximately 0.6% and 1.5% for the second quarter and year-to-date 2014, respectively. The comparable RevPAR results were primarily driven by an increase in transient revenues. Additionally, on July 3, 2014, the joint venture refinanced the €69 million mortgage loan secured by three properties in Brussels, reducing the outstanding principal amount to €47.8 million and extending the maturity to 2019. Interest on the loan is a combination of fixed and floating with an initial all-in rate of 2.0%.

2014 OUTLOOK

The Company anticipates that its 2014 operating results will increase as follows:

	Full Year 2014
	Low-end of range	High-end of range
Total comparable hotel RevPAR - Constant US$	5.75%	6.25%
Comparable hotel RevPAR for domestic properties	5.5%	6.0%
Comparable hotel RevPAR for international properties - Constant US$	9.5%	10.5%

Total revenues under GAAP	3.8%	4.3%
Total comparable hotel revenues	5.3%	5.8%
Operating profit margin under GAAP	190 bps	230 bps
Comparable hotel adjusted operating profit margins	100 bps	130 bps

Based upon these parameters, the Company estimates that its 2014 guidance is as follows (in millions, except per share amounts):

	Full Year 2014
	Low-end of range	High-end of range
Earnings per diluted share	$.67	$.70
Net income	515	538
NAREIT FFO per diluted share	1.44	1.46
Adjusted FFO per diluted share	1.44	1.47
Adjusted EBITDA	1,380	1,405

See the 2014 Forecast Schedules and the Notes to Financial Information for other assumptions used in the forecasts and items that may affect forecast results.

ABOUT HOST HOTELS & RESORTS

Host Hotels & Resorts, Inc. is an S&P 500 and Fortune 500 company and is the largest lodging real estate investment trust and one of the largest owners of luxury and upper-upscale hotels. The Company currently owns 99 properties in the United States and 15 properties internationally, totaling approximately 60,000 rooms. The Company also holds non-controlling interests in five joint ventures, including one in Europe that owns 19 hotels with approximately 6,400 rooms and one in Asia that has interests in three hotels in Australia and India. Guided by a disciplined approach to capital allocation and aggressive asset management, the Company partners with premium brands such as Marriott®, Ritz-Carlton®, Westin®, Sheraton®, W®, St. Regis®, Le Méridien®, The Luxury Collection®, Hyatt®, Fairmont®, Four Seasons®, Hilton®, Swissôtel®, ibis®, Pullman®, and Novotel® in the operation of properties in over 50 major markets worldwide. For additional information, please visit the Company’s website at www.hosthotels.com.

Note: This press release contains forward-looking statements within the meaning of federal securities regulations. These forward-looking statements include forecast results and are identified by their use of terms and phrases such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “should,” “plan,” “predict,” “project,” “will,” “continue” and other similar terms and phrases, including references to assumptions and forecasts of future results. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors which may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made. These risks include, but are not limited to: changes in national and local economic and business conditions that will affect occupancy rates at our hotels and the demand for hotel products and services; the impact of geopolitical developments outside the U.S. on lodging demand; volatility in global financial and credit markets; operating risks associated with the hotel business; risks and limitations in our operating flexibility associated with the level of our indebtedness and our ability to meet covenants in our debt agreements; risks associated with our relationships with property managers and joint venture partners; our ability to maintain our properties in a first-class manner, including meeting capital expenditure requirements; the effects of hotel renovations on our hotel occupancy and financial results; our ability to compete effectively in areas such as access, location, quality of accommodations and room rate structures; risks associated with our ability to complete acquisitions and dispositions and develop new properties and the risks that acquisitions and new developments may not perform in accordance with our expectations; our ability to continue to satisfy complex rules in order for us to remain a REIT for federal income tax purposes; risks associated with our ability to effectuate our dividend policy, including factors such as operating results and the economic outlook influencing our board’s decision whether to pay further dividends at levels previously disclosed or to used available cash to make special dividends; and other risks and uncertainties associated with our business described in the Company’s annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K filed with the SEC. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. All information in this release is as of July 31, 2014, and the Company undertakes no obligation to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.

*	This press release contains registered trademarks that are the exclusive property of their respective owners. None of the owners of these trademarks has any responsibility or liability for any information contained in this press release.

*** Tables to Follow ***

Host Hotels & Resorts, Inc., herein referred to as “we” or “Host Inc.,” is a self-managed and self-administered real estate investment trust (“REIT”) that owns hotel properties. We conduct our operations as an umbrella partnership REIT through an operating partnership, Host Hotels & Resorts, L.P. (“Host LP”), of which we are the sole general partner. When distinguishing between Host Inc. and Host LP, the primary difference is approximately 1% of the partnership interests in Host LP held by outside partners as of June 30, 2014, which is non-controlling interests in Host LP in our consolidated balance sheets and is included in net income attributable to non-controlling interests in our consolidated statements of operations. Readers are encouraged to find further detail regarding our organizational structure in our annual report on Form 10-K.

HOST HOTELS & RESORTS, INC.

Condensed Consolidated Balance Sheets (1)

(in millions, except shares and per share amounts)

	June 30,	December 31,
	2014	2013
	(unaudited)
ASSETS
Property and equipment, net	$10,749	$10,995
Due from managers	129	52
Advances to and investments in affiliates	416	415
Deferred financing costs, net	39	42
Furniture, fixtures and equipment replacement fund	171	173
Other	238	244
Restricted cash	33	32
Cash and cash equivalents	440	861

Total assets	$12,215	$12,814

LIABILITIES, NON-CONTROLLING INTERESTS AND EQUITY
Debt
Senior notes, including $378 million and $371 million, respectively, net of discount, of Exchangeable Senior Debentures	$2,876	$3,018
Credit facility, including the $500 million term loan	722	946
Mortgage debt	419	709
Other	13	86

Total debt	4,030	4,759
Accounts payable and accrued expenses	202	214
Other	388	389

Total liabilities	4,620	5,362

Non-controlling interests - Host Hotels & Resorts, L.P.	211	190

Host Hotels & Resorts, Inc. stockholders’ equity:
Common stock, par value $.01, 1,050 million shares authorized, 755.6 million shares and 754.8 million shares issued and outstanding, respectively	8	8
Additional paid-in capital	8,485	8,492
Accumulated other comprehensive income (loss)	3	(9)
Deficit	(1,148)	(1,263)

Total equity of Host Hotels & Resorts, Inc. stockholders	7,348	7,228
Non-controlling interests - other consolidated partnerships	36	34

Total equity	7,384	7,262

Total liabilities, non-controlling interests and equity	$12,215	$12,814

(1)	Our consolidated balance sheets as of June 30, 2014 have been prepared without audit. Certain information and footnote disclosures normally included in financial statements presented in accordance with GAAP have been omitted.

HOST HOTELS & RESORTS, INC.

Condensed Consolidated Statements of Operations (1)

(unaudited, in millions, except per share amounts)

	Quarter ended June 30,		Year-to-date ended June 30,
	2014	2013	2014	2013
Revenues
Rooms	$921	$891	$1,729	$1,654
Food and beverage	415	418	820	787
Other	95	90	191	183

Total revenues	1,431	1,399	2,740	2,624

Expenses
Rooms	234	227	460	442
Food and beverage	285	286	569	558
Other departmental and support expenses	320	316	635	623
Management fees	66	65	116	111
Other property-level expenses	98	92	195	187
Depreciation and amortization	174	171	346	345
Corporate and other expenses	29	37	63	63
Gain on insurance settlements	—	—	(3)	—

Total operating costs and expenses	1,206	1,194	2,381	2,329

Operating profit	225	205	359	295
Interest income	1	1	2	2
Interest expense (2)	(55)	(103)	(113)	(179)
Gain on sale of assets (3)	—	21	111	32
Gain (loss) on foreign currency transactions and derivatives	(1)	1	(1)	3
Equity in earnings (losses) of affiliates	4	6	(3)	4

Income before income taxes	174	131	355	157
Provision for income taxes	(15)	(15)	(11)	(7)

Income from continuing operations	159	116	344	150
Income from discontinued operations, net of tax	—	5	—	31

Net income	159	121	344	181
Less: Net income attributable to non-controlling interests	(4)	(2)	(10)	(6)

Net income attributable to Host Inc.	$155	$119	$334	$175

Basic and diluted earnings per common share:
Continuing operations	$.21	$.15	$.44	$.20
Discontinued operations	—	.01	—	.04

Basic and diluted earnings per common share	$.21	$.16	$.44	$.24

(1)	Our consolidated statements of operations presented above have been prepared without audit. Certain information and footnote disclosures normally included in financial statements presented in accordance with GAAP have been omitted.
(2)	Interest expense includes the following items:

	Quarter ended June 30,		Year-to-date ended June 30,
	2014	2013	2014	2013
Non-cash interest for exchangeable senior debentures	$4	$4	$8	$7
Debt extinguishment costs	2	33	4	33

Total	$6	$37	$12	$40

(3)	Effective January 1, 2014, we adopted a new accounting standard for reporting discontinued operations. Under this standard, the disposal of a hotel, or group of hotels, is required to be reported in discontinued operations only if the disposal represents a strategic shift that has, or will have, a major effect on the company’s operations and financial results. Under the new standard, we are not permitted to restate prior year results, so the results of operations of hotels sold in 2013 will continue to be reported in discontinued operations.

HOST HOTELS & RESORTS, INC.

Earnings per Common Share

(unaudited, in millions, except per share amounts)

	Quarter ended June 30,		Year-to-date ended June 30,
	2014	2013	2014	2013
Net income	$159	$121	$344	$181
Less: Net income attributable to non-controlling interests	(4)	(2)	(10)	(6)

Net income attributable to Host Inc.	155	119	334	175

Diluted income attributable to Host Inc.	$155	$119	$334	$175

Basic weighted average shares outstanding	755.4	745.2	755.1	736.8
Assuming weighted average shares for conversion of exchangeable senior debentures	—	—	—	4.9
Assuming distribution of common shares granted under the comprehensive stock plans, less shares assumed purchased at market	.5	.7	.5	.7

Diluted weighted average shares outstanding (1)	755.9	745.9	755.6	742.4

Basic and diluted earnings per common share	$.21	$.16	$.44	$.24

(1)	Dilutive securities may include shares granted under comprehensive stock plans, preferred operating partnership units (“OP Units”) held by minority partners, exchangeable debt securities and other non-controlling interests that have the option to convert their limited partnership interests to common OP Units. No effect is shown for any securities that were anti-dilutive for the period.

HOST HOTELS & RESORTS, INC.

Hotel Operating Data for Consolidated Hotels(1)

Comparable Hotels by Market in Constant US$

	As of June 30, 2014		Quarter ended June 30, 2014			Quarter ended June 30, 2013
				Average			Average		Percent
	No. of	No. of	Average	Occupancy		Average	Occupancy		Change in
Market (2)	Properties	Rooms	Room Rate	Percentage	RevPAR	Room Rate	Percentage	RevPAR	RevPAR
Boston	5	3,432	$233.05	86.2%	$200.93	$215.13	86.7%	$186.47	7.8%
New York	9	7,224	290.98	92.1	267.95	283.11	89.7	253.94	5.5
Philadelphia	2	776	223.54	82.8	185.17	223.85	85.0	190.21	(2.7)
Washington, D.C.	12	6,016	211.20	86.0	181.59	219.23	84.8	185.98	(2.4)
Atlanta	6	2,280	169.06	74.0	125.06	168.53	74.6	125.66	(0.5)
Florida	7	3,230	207.29	81.3	168.53	195.91	75.8	148.51	13.5
Chicago	7	2,857	200.06	83.2	166.40	204.68	82.8	169.48	(1.8)
Denver	3	1,363	154.27	69.6	107.44	147.40	67.8	99.93	7.5
Houston	4	1,706	203.46	75.3	153.24	193.60	77.6	150.30	2.0
Phoenix	4	1,522	187.92	73.5	138.03	179.50	70.3	126.13	9.4
Seattle	3	1,774	186.77	81.2	151.63	171.62	80.6	138.33	9.6
San Francisco	5	3,701	219.61	85.0	186.74	197.54	84.1	166.17	12.4
Los Angeles	8	3,228	173.19	83.8	145.11	161.80	84.3	136.45	6.3
San Diego	5	4,691	194.74	81.5	158.80	185.38	81.1	150.39	5.6
Hawaii	2	1,256	353.24	77.5	273.89	334.04	79.7	266.15	2.9
Other	13	7,929	160.65	71.6	115.04	157.31	72.4	113.94	1.0

Domestic	95	52,985	213.10	81.6	173.90	205.76	80.9	166.46	4.5

Asia-Pacific	7	1,378	$149.26	79.0%	$117.99	$146.68	78.0%	$114.43	3.1%
Canada	3	1,219	186.61	71.0	132.48	175.17	71.4	125.03	6.0
Latin America	4	1,075	297.46	66.7	198.37	225.73	62.6	141.38	40.3

International	14	3,672	200.64	72.8	146.09	176.19	71.4	125.74	16.2

All Markets - Constant US$	109	56,657	212.37	81.0	172.08	204.05	80.3	163.80	5.1

All Owned Hotels in Constant US$ (3)

	As of June 30, 2014		Quarter ended June 30, 2014			Quarter ended June 30, 2013
				Average			Average		Percent
	No. of	No. of	Average	Occupancy		Average	Occupancy		Change in
	Properties	Rooms	Room Rate	Percentage	RevPAR	Room Rate	Percentage	RevPAR	RevPAR
Comparable Hotels	109	56,657	$212.37	81.0%	$172.08	$204.05	80.3%	$163.80	5.1%
Non-comparable Hotels (Pro Forma)	5	3,172	202.70	75.8	153.56	206.14	67.0	138.18	11.1

All Hotels	114	59,829	211.89	80.7	171.10	204.13	79.6	162.50	5.3

Comparable Hotels in Nominal US$

	As of June 30, 2014		Quarter ended June 30, 2014			Quarter ended June 30, 2013
				Average			Average		Percent
International Market	No. of	No. of	Average	Occupancy		Average	Occupancy		Change in
	Properties	Rooms	Room Rate	Percentage	RevPAR	Room Rate	Percentage	RevPAR	RevPAR
Asia-Pacific	7	1,378	$149.26	79.0%	$117.99	$147.88	78.0%	$115.36	2.3%
Canada	3	1,219	186.61	71.0	132.48	186.61	71.4	133.19	(0.5)
Latin America	4	1,075	297.46	66.7	198.37	245.84	62.6	153.97	28.8

International	14	3,672	200.64	72.8	146.09	185.58	71.4	132.44	10.3

Domestic	95	52,985	213.10	81.6	173.90	205.76	80.9	166.46	4.5

All Markets	109	56,657	212.37	81.0	172.08	204.59	80.3	164.23	4.8

Comparable Hotels by Type in Nominal US$

	As of June 30, 2014		Quarter ended June 30, 2014			Quarter ended June 30, 2013
				Average			Average		Percent
	No. of	No. of	Average	Occupancy		Average	Occupancy		Change in
Property Type (2)	Properties	Rooms	Room Rate	Percentage	RevPAR	Room Rate	Percentage	RevPAR	RevPAR
Urban	57	35,243	$231.08	83.1%	$191.91	$224.16	82.4%	$184.66	3.9%
Suburban	29	10,206	162.15	75.9	123.11	154.59	74.8	115.64	6.5
Resort	11	5,570	253.46	74.2	188.02	240.05	73.2	175.69	7.0
Airport	12	5,638	143.29	84.4	120.89	134.56	84.0	113.04	6.9

All Types	109	56,657	212.37	81.0	172.08	204.59	80.3	164.23	4.8

HOST HOTELS & RESORTS, INC.

Hotel Operating Data for Consolidated Hotels (1) (cont.)

Comparable Hotels by Market in Constant US$

	As of June 30, 2014		Year-to-date ended June 30, 2014			Year-to-date ended June 30, 2013
				Average			Average		Percent
	No. of	No. of	Average	Occupancy		Average	Occupancy		Change in
Market (2)	Properties	Rooms	Room Rate	Percentage	RevPAR	Room Rate	Percentage	RevPAR	RevPAR
Boston	5	3,432	$208.34	73.6%	$153.44	$192.71	76.6%	$147.60	4.0%
New York	9	7,224	270.60	84.9	229.63	259.71	84.2	218.73	5.0
Philadelphia	2	776	208.44	80.7	168.26	213.18	74.1	157.89	6.6
Washington, D.C.	12	6,016	208.75	77.8	162.47	215.58	76.5	164.82	(1.4)
Atlanta	6	2,280	170.34	74.4	126.70	165.34	73.4	121.33	4.4
Florida	7	3,230	226.68	83.5	189.36	218.49	80.0	174.74	8.4
Chicago	7	2,857	176.25	71.5	125.93	181.46	70.9	128.70	(2.2)
Denver	3	1,363	150.22	65.9	98.93	142.58	61.6	87.89	12.6
Houston	4	1,706	197.35	77.6	153.11	184.38	80.0	147.43	3.9
Phoenix	4	1,522	218.07	78.0	170.13	208.90	74.7	155.95	9.1
Seattle	3	1,774	175.83	76.7	134.79	162.07	73.4	118.96	13.3
San Francisco	5	3,701	217.41	81.3	176.82	192.13	77.9	149.75	18.1
Los Angeles	8	3,228	172.12	82.5	141.97	160.61	82.3	132.19	7.4
San Diego	5	4,691	195.41	81.0	158.24	185.35	77.3	143.28	10.4
Hawaii	2	1,256	378.79	82.0	310.44	353.91	84.5	299.05	3.8
Other	13	7,929	163.71	70.0	114.61	161.13	70.4	113.36	1.1

Domestic	95	52,985	208.66	77.8	162.34	200.80	76.7	153.94	5.5

Asia-Pacific	7	1,378	$154.19	82.2%	$126.81	$148.67	80.7%	$119.93	5.7%
Canada	3	1,219	178.87	66.5	119.00	169.31	67.9	114.89	3.6
Latin America	4	1,075	272.99	67.9	185.28	218.41	65.0	141.87	30.6

International	14	3,672	193.70	72.9	141.21	173.37	71.9	124.64	13.3

All Markets - Constant US$	109	56,657	207.74	77.5	160.96	199.12	76.4	152.03	5.9

All Owned Hotels in Constant US$ (3)

	As of June 30, 2014		Year-to-date ended June 30, 2014			Year-to-date ended June 30, 2013
				Average			Average		Percent
	No. of	No. of	Average	Occupancy		Average	Occupancy		Change in
	Properties	Rooms	Room Rate	Percentage	RevPAR	Room Rate	Percentage	RevPAR	RevPAR
Comparable Hotels	109	56,657	$207.74	77.5%	$160.96	$199.12	76.4%	$152.03	5.9%
Non-comparable Hotels (Pro Forma)	5	3,172	227.45	78.3	178.16	228.56	71.2	162.65	9.5

All Hotels	114	59,829	208.80	77.5	161.87	200.51	76.1	152.57	6.1

Comparable Hotels in Nominal US$

	As of June 30, 2014		Year-to-date ended June 30, 2014			Year-to-date ended June 30, 2013
				Average			Average		Percent
International Market	No. of	No. of	Average	Occupancy		Average	Occupancy		Change in
	Properties	Rooms	Room Rate	Percentage	RevPAR	Room Rate	Percentage	RevPAR	RevPAR
Asia-Pacific	7	1,378	$154.19	82.2%	$126.81	$154.37	80.7%	$124.53	1.8%
Canada	3	1,219	178.87	66.5	119.00	182.55	67.9	123.87	(3.9)
Latin America	4	1,075	272.99	67.9	185.28	243.80	65.0	158.37	17.0

International	14	3,672	193.70	72.9	141.21	186.58	71.9	134.13	5.3

Domestic	95	52,985	208.66	77.8	162.34	200.80	76.7	153.94	5.5

All Markets	109	56,657	207.74	77.5	160.96	199.93	76.4	152.65	5.4

Comparable Hotels by Type in Nominal US$

	As of June 30, 2014		Year-to-date ended June 30, 2014			Year-to-date ended June 30, 2013
				Average			Average		Percent
	No. of	No. of	Average	Occupancy		Average	Occupancy		Change in
Property Type (2)	Properties	Rooms	Room Rate	Percentage	RevPAR	Room Rate	Percentage	RevPAR	RevPAR
Urban	57	35,243	$220.62	78.4%	$172.86	$213.42	77.5%	$165.48	4.5%
Suburban	29	10,206	163.70	71.6	117.21	155.59	70.5	109.74	6.8
Resort	11	5,570	270.81	78.2	211.82	258.02	77.0	198.66	6.6
Airport	12	5,638	140.90	81.9	115.42	132.64	78.8	104.59	10.4

All Types	109	56,657	207.74	77.5	160.96	199.93	76.4	152.65	5.4

(1)	See the Notes to Financial Information for a discussion of comparable hotel operating statistics and constant US$ presentation. Nominal US$ results include the effect of currency fluctuations, consistent with our financial statement presentation.
(2)	See the Notes to Financial Information for a description of these markets and property types.
(3)	Operating statistics presented are for all consolidated properties owned as of June 30, 2014 and do not include the results of operations for properties sold in 2014 or 2013. Operations for the two hotels acquired in 2014 and 2013 are presented on a pro forma basis, assuming they were owned as of January 1, 2013. See the Notes to Financial Information for further information on these pro forma statistics and the limitations on their use.

HOST HOTELS & RESORTS, INC.

Hotel Operating Data – European Joint Venture

European Joint Venture Hotels

	As of June 30, 2014		Quarter ended June 30, 2014			Quarter ended June 30, 2013
				Average			Average		Percent
	No. of	No. of	Average	Occupancy		Average	Occupancy		Change in
	Properties	Rooms	Room Rate	Percentage	RevPAR	Room Rate	Percentage	RevPAR	RevPAR
Total comparable – in Constant Euros (1)	18	5,962	€189.89	85.3%	€161.92	€191.22	84.2%	€161.00	0.6%
Total comparable – in Nominal Euros (1)	18	5,962	189.89	85.3	161.92	190.24	84.2	160.17	1.1
All Hotels (Pro Forma) – in Constant Euros (2)	19	6,427	189.89	85.0	161.46	190.62	84.0	160.14	0.8

	As of June 30, 2014		Year-to-date ended June 30, 2014			Year-to-date ended June 30, 2013
				Average			Average		Percent
	No. of	No. of	Average	Occupancy		Average	Occupancy		Change in
	Properties	Rooms	Room Rate	Percentage	RevPAR	Room Rate	Percentage	RevPAR	RevPAR
Total comparable – in Constant Euros (1)	18	5,962	€177.41	76.6%	€135.89	€178.68	75.0%	€133.93	1.5%
Total comparable – in Nominal Euros (1)	18	5,962	177.41	76.6	135.89	177.89	75.0	133.34	1.9
All Hotels (Pro Forma) – in Constant Euros (2)	19	6,427	177.13	76.4	135.32	178.03	74.7	132.90	1.8

(1)	Total comparable statistics include the operating performance for the 18 properties in the joint venture with comparable results (determined on the same basis as our consolidated comparable hotel portfolio). The total comparable statistics exclude the Sheraton Stockholm Hotel, which was acquired in 2013 as the joint venture did not own the hotel for the entirety of 2013. See Notes to Financial Information for a discussion of the constant Euro and nominal Euro presentation.
(2)	Operating statistics presented are for all properties owned by the joint venture as of June 30, 2014 and do not include the results of operations for one property sold in 2013. Operations for the Sheraton Stockholm hotel are presented on a pro forma basis, assuming it was owned as of January 1, 2013. See Notes to Financial Information for further information on these pro forma statistics and limitations on their use.

HOST HOTELS & RESORTS, INC.

Comparable Hotel Operating Data

Schedule of Comparable Hotel Results (1)

(unaudited, in millions, except per share amounts)

	Quarter ended June 30,		Year-to-date ended June 30,
	2014	2013	2014	2013
Number of hotels	109	109	109	109
Number of rooms	56,657	56,657	56,657	56,657
Percent change in comparable hotel RevPAR - Constant US$	5.1%	—	5.9%	—
Percent change in comparable hotel RevPAR - Nominal US$	4.8%	—	5.4%	—
Operating profit margin (2)	15.7%	14.7%	13.1%	11.2%
Comparable hotel adjusted operating profit margin (2)	29.6%	29.0%	27.0%	26.2%
Comparable hotel revenues
Room	$888	$847	$1,651	$1,566
Food and beverage (3)	389	386	759	724
Other	73	72	143	141

Comparable hotel revenues (4)	1,350	1,305	2,553	2,431

Comparable hotel expenses
Room	225	215	440	417
Food and beverage (5)	268	265	532	515
Other	36	36	71	71
Management fees, ground rent and other costs	421	410	821	792

Comparable hotel expenses (6)	950	926	1,864	1,795

Comparable hotel adjusted operating profit	400	379	689	636
Non-comparable hotel results, net (7)	28	34	79	67
Depreciation and amortization	(174)	(171)	(346)	(345)
Corporate and other expenses	(29)	(37)	(63)	(63)

Operating profit	$225	$205	$359	$295

(1)	See the Notes to Financial Information for a discussion of non-GAAP measures and the calculation of comparable hotel results.
(2)	Operating profit margins are calculated by dividing the applicable operating profit by the related revenue amount. GAAP operating profit margins are calculated using amounts presented in the consolidated statements of operations. Comparable hotel adjusted operating profit margins are calculated using amounts presented in the above table.
(3)	The reconciliation of total food and beverage sales per the consolidated statements of operations to the comparable food and beverage sales is as follows:

	Quarter ended June 30,		Year-to-date ended June 30,
	2014	2013	2014	2013
Food and beverage sales per the consolidated statements of operations	$415	$418	$820	$787
Non-comparable hotel food and beverage sales	(36)	(40)	(82)	(82)
Food and beverage sales for the property for which we record rental income	10	8	21	19

Comparable food and beverage sales	$389	$386	$759	$724

(4)	The reconciliation of total revenues per the consolidated statements of operations to the comparable hotel revenues is as follows:

	Quarter ended June 30,		Year-to-date ended June 30,
	2014	2013	2014	2013
Revenues per the consolidated statements of operations	$1,431	$1,399	$2,740	$2,624
Non-comparable hotel revenues	(95)	(107)	(217)	(220)
Hotel revenues for which we record rental income, net	14	13	30	27

Comparable hotel revenues	$1,350	$1,305	$2,553	$2,431

HOST HOTELS & RESORTS, INC.

Comparable Hotel Operating Data

Schedule of Comparable Hotel Results (1)

(unaudited, in millions, except per share amounts)

(5)	The reconciliation of total food and beverage expenses per the consolidated statements of operations to the comparable food and beverage expenses is as follows:

	Quarter ended June 30,		Year-to-date ended June 30,
	2014	2013	2014	2013
Food and beverage expenses per the consolidated statements of operations	$285	$286	$569	$558
Non-comparable hotel food and beverage expenses	(23)	(26)	(49)	(54)
Food and beverage expenses for the property for which we record rental income	6	5	12	11

Comparable food and beverage expenses	$268	$265	$532	$515

(6)	The reconciliation of operating costs per the consolidated statements of operations to the comparable hotel expenses is as follows:

	Quarter ended June 30,		Year-to-date ended June 30,
	2014	2013	2014	2013
Operating costs and expenses per the consolidated statements of operations	$1,206	$1,194	$2,381	$2,329
Non-comparable hotel expenses	(67)	(73)	(138)	(153)
Hotel expenses for which we record rental income	14	13	30	27
Depreciation and amortization	(174)	(171)	(346)	(345)
Corporate and other expenses	(29)	(37)	(63)	(63)

Comparable hotel expenses	$950	$926	$1,864	$1,795

(7)	Non-comparable hotel results, net, includes the following items: (i) the results of operations of our non-comparable hotels and sold hotels whose operations are included in our consolidated statements of operations as continuing operations, (ii) gains on property insurance settlements and (iii) the results of our office buildings.

HOST HOTELS & RESORTS, INC.

Other Financial Data

(unaudited, in millions, except per share amounts)

	June 30, 2014	December 31, 2013
Equity
Common shares outstanding	755.6	754.8
Common shares outstanding assuming conversion of OP Units (1)	765.2	764.5
Preferred OP Units outstanding	.02	.02

Security pricing
Common stock (2)	$22.01	$19.44
2 1⁄2% Exchangeable Senior Debentures (3)	$1,702.5	$1,507.7

	Quarter ended June 30,	Year-to-date ended June 30,
Dividends declared per common share
2014	$.15	$.29
2013	.11	.21

Debt

	Rate	Maturity date	June 30, 2014	December 31, 2013
Senior debt
Series Q	6 3⁄4%	6/2016	$—	$150
Series V	6%	11/2020	500	500
Series X	5 7⁄8%	6/2019	498	497
Series Z	6%	10/2021	300	300
Series B	5 1⁄4%	3/2022	350	350
Series C	4 3⁄4%	3/2023	450	450
Series D	3 3⁄4%	10/2023	400	400
Exchangeable senior debentures (4)	2 1⁄2%	10/2029	378	371
Credit facility term loan	1.3%	6/2017	500	500
Credit facility revolver (5)	1.6%	6/2018	222	446

			3,598	3,964

Mortgage debt and other
Mortgage debt (non-recourse)	3.3-6.3%	2/2016-1/2024	419	709
Other	7.1%	9/2015	13	86

Total debt (6)(7)			$4,030	$4,759

Percentage of fixed rate debt			79%	71%
Weighted average interest rate			4.8%	4.7%
Weighted average debt maturity			5.7 years	5.3 years
Forecast cash interest (8)			$193

(1)	Each OP Unit is redeemable for cash or, at our option, for 1.021494 common shares of Host Inc. At June 30, 2014 and December 31, 2013, there were 9.4 million and 9.5 million common OP Units, respectively, held by non-controlling interests.
(2)	Share prices are the closing price as reported by the New York Stock Exchange.
(3)	Amount reflects market trading price of a single $1,000 debenture as quoted by Bloomberg L.P.
(4)	At June 30, 2014, the principal balance outstanding of the 2 1⁄2% Exchangeable Senior Debentures due 2029 is $400 million. The discount related to these debentures is amortized through October 15, 2015, the first date at which holders can require us to repurchase the debentures for cash.
(5)	The interest rate shown is the weighted average rate of the outstanding credit facility at June 30, 2014.
(6)	In accordance with GAAP, total debt includes the debt of entities that we consolidate, but of which we do not own 100%, and excludes the debt of entities that we do not consolidate, but of which we have a non-controlling ownership interest and record our investment therein under the equity method of accounting. As of June 30, 2014, our non-controlling partners’ share of consolidated debt is $94 million and our share of debt in unconsolidated investments is $556 million.
(7)	Total debt as of June 30, 2014 and December 31, 2013 includes net discounts of $24 million and $31 million, respectively.

HOST HOTELS & RESORTS, INC.

Other Financial Data

(unaudited, in millions, except per share amounts)

(8)	Reflects forecast cash interest expense based on existing debt as of the balance sheet date. The following chart reconciles forecast cash interest to the forecast full year 2014 interest expense. See footnote (a) to the Reconciliation of Net Income to EBITDA, Adjusted EBITDA and NAREIT and Adjusted Funds From Operations per Diluted Shares for 2014 Forecasts for full year forecast assumptions.

Forecast interest expense full year 2014	$219
Non-cash interest for exchangeable senior debentures	(16)
Amortization of deferred financing costs	(9)
Non-cash debt extinguishment costs	(2)
Change in accrued interest	1

Forecast cash interest full year 2014	$193

HOST HOTELS & RESORTS, INC.

Reconciliation of Net Income to

EBITDA and Adjusted EBITDA (1)

(unaudited, in millions, except per share amounts)

	Quarter ended June 30,		Year-to-date ended June 30,
	2014	2013	2014	2013
Net income (2)	$159	$121	$344	$181
Interest expense	55	103	113	179
Depreciation and amortization	174	171	346	345
Income taxes	15	15	11	7
Discontinued operations (3)	—	4	—	11

EBITDA (2)	403	414	814	723
Gain on dispositions (4)	—	—	(111)	(19)
Acquisition costs	—	1	2	1
Recognition of deferred gain on land condemnation (5)	—	—	—	(11)
Litigation loss (6)	—	8	—	8
Equity investment adjustments:
Equity in (earnings) losses of affiliates	(4)	(6)	3	(4)
Pro rata Adjusted EBITDA of equity investments	19	18	26	26
Consolidated partnership adjustments:
Pro rata Adjusted EBITDA attributable to non-controlling partners in other consolidated partnerships	(7)	(4)	(15)	(10)

Adjusted EBITDA (2)	$411	$431	$719	$714

(1)	See the Notes to Financial Information for discussion of non-GAAP measures.
(2)	EBITDA and Adjusted EBITDA include a gain of $21 million for the second quarter and year-to-date ended June 30, 2013 for the sale of excess land adjacent to our Newport Beach Marriott Hotel & Spa.
(3)	Reflects the interest expense, depreciation and amortization and income taxes included in discontinued operations.
(4)	Reflects the sale of an 89% controlling interest in one hotel in 2014 and the sale of one hotel during the first quarter of both 2014 and 2013.
(5)	During the first quarter of 2013, we recognized a previously deferred gain of approximately $11 million related to the eminent domain claim by the State of Georgia for 2.9 acres of land at the Atlanta Marriott Perimeter Center for highway expansion, for which we received cash proceeds in 2007. We have included the gain in NAREIT FFO per diluted share, which is consistent with the treatment of gains recognized on the disposition of undepreciated assets. However, due to the significant passage of time since we received the proceeds, we have excluded the gain from Adjusted FFO per diluted share and Adjusted EBITDA for the year.
(6)	Effective April 1, 2013, we modified the definition of Adjusted EBITDA to exclude gains or losses associated with litigation outside the ordinary course of business, which is consistent with the definition of Adjusted FFO that we adopted effective January 1, 2011. See Notes to Financial Information for further discussion. The $8 million accrual for the quarter and year-to-date ended June 30, 2013 relates to the San Antonio Marriott Rivercenter litigation. See forecast assumptions in the notes to the “Reconciliation of Net Income to EBITDA, Adjusted EBITDA and NAREIT and Adjusted Funds From Operations per Diluted Share for Full Year 2014 Forecasts” for further discussion.

HOST HOTELS & RESORTS, INC.

Reconciliation of Net Income to NAREIT and

Adjusted Funds From Operations per Diluted Share (1)

(unaudited, in millions, except per share amounts)

	Quarter ended June 30,		Year-to-date ended June 30,
	2014	2013	2014	2013
Net income (2)	$159	$121	$344	$181
Less: Net income attributable to non-controlling interests	(4)	(2)	(10)	(6)

Net income attributable to Host Inc.	155	119	334	175
Adjustments:
Gain on dispositions, net of taxes (4)	—	—	(108)	(19)
Depreciation and amortization	173	174	344	350
Equity investment adjustments:
Equity in (earnings) losses of affiliates	(4)	(6)	3	(4)
Pro rata FFO of equity investments	12	14	13	19
Consolidated partnership adjustments:
FFO adjustment for non-controlling partnerships	(2)	(2)	(4)	(3)
FFO adjustments for non-controlling interests of Host L.P.	(2)	(2)	(3)	(4)

NAREIT FFO (2)	332	297	579	514
Adjustments to NAREIT FFO:
Loss on debt extinguishment	2	37	4	37
Acquisition costs	—	1	2	1
Recognition of deferred gain on land condemnation (5)	—	—	—	(11)
Litigation loss (6)	—	8	—	8
Loss attributable to non-controlling interests	—	(1)	—	—

Adjusted FFO (2)	$334	$342	$585	$549

For calculation on a per share basis:

Adjustments for dilutive securities (3):
Assuming conversion of Exchangeable Senior Debentures	$7	$6	$13	$13

Diluted NAREIT FFO	$339	$303	$592	$527

Diluted Adjusted FFO	$341	$348	$598	$562

Diluted weighted average shares outstanding-EPS	755.9	745.9	755.6	742.4
Assuming conversion of Exchangeable Senior Debentures	30.3	29.5	30.1	29.3

Diluted weighted average shares outstanding - NAREIT FFO and Adjusted FFO	786.2	775.4	785.7	771.7

NAREIT FFO per diluted share	$0.43	$0.39	$0.75	$0.68

Adjusted FFO per diluted share	$0.43	$0.45	$0.76	$0.73

(1)	See the Notes to Financial Information for discussion of non-GAAP measures.
(2)	NAREIT and Adjusted FFO include a gain of $21 million for the second quarter and year-to-date ended June 30, 2013 for the sale of excess land adjacent to our Newport Beach Marriott Hotel & Spa.
(3)	Earnings per diluted share and NAREIT FFO and Adjusted FFO per diluted share are adjusted for the effects of dilutive securities. Dilutive securities may include shares granted under comprehensive stock plans, preferred OP units held by non-controlling partners, exchangeable debt securities and other non-controlling interests that have the option to convert their limited partnership interests to common OP units. No effect is shown for securities if they are anti-dilutive.
(4-6)	Refer to the corresponding footnote on the Reconciliation of Net Income to EBITDA and Adjusted EBITDA.

HOST HOTELS & RESORTS, INC.

Reconciliation of Net Income to EBITDA, Adjusted EBITDA and

NAREIT and Adjusted Funds From Operations per Diluted Shares for 2014 Forecasts (1)

(unaudited, in millions, except per share amounts)

	Full Year 2014
	Low-end of range	High-end of range
Net income	$515	$538
Interest expense	219	219
Depreciation and amortization	691	691
Income taxes	24	26

EBITDA	1,449	1,474
Gain on dispositions (2)	(111)	(111)
Acquisition costs	2	2
Equity investment adjustments:
Equity in earnings of affiliates	(9)	(9)
Pro rata Adjusted EBITDA of equity investments	72	72
Consolidated partnership adjustments:
Pro rata Adjusted EBITDA attributable to non-controlling partners in other consolidated partnerships	(23)	(23)

Adjusted EBITDA	$1,380	$1,405

	Full Year 2014
	Low-end of range	High-end of range
Net income	$515	$538
Less: Net income attributable to non-controlling interests	(11)	(11)

Net income attributable to Host Inc.	504	527
Gain on disposition, net of tax (2)	(108)	(108)
Depreciation and amortization	688	688
Equity investment adjustments:
Equity in earnings of affiliates	(9)	(9)
Pro rata FFO of equity investments	43	43
Consolidated partnership adjustments:
FFO adjustment for non-controlling partners in other consolidated partnerships	(8)	(8)
FFO adjustment for non-controlling interests of Host LP	(8)	(8)

NAREIT FFO	1,102	1,125
Loss on debt extinguishments	4	4
Acquisition costs	2	2

Adjusted FFO	1,108	1,131

Adjustment for dilutive securities:
Assuming conversion of Exchangeable Senior Debentures	27	27

Diluted NAREIT FFO	1,129	1,152

Diluted Adjusted FFO	$1,135	$1,158

Weighted average diluted shares – EPS	755.9	755.9
Weighted average diluted shares – NAREIT and Adjusted FFO (3)	786.7	786.7
Earnings per diluted share	$.67	$.70
NAREIT FFO per diluted share	$1.44	$1.46
Adjusted FFO per diluted share	$1.44	$1.47

(1)	The forecasts were based on the below assumptions:

•	Total comparable hotel RevPAR in constant US$ will increase 5.75% to 6.25% for the low and high end of the forecast range. However, the effect of estimated changes in foreign currency has been reflected in the forecast of net income, EBITDA, earnings per diluted share and Adjusted FFO per diluted share.

•	Comparable hotel adjusted operating profit margins will increase 100 basis points to 130 basis points for the low and high ends of the forecasted range, respectively.

•	Interest expense includes approximately $4 million related to debt extinguishments and $25 million related to non-cash interest expense for exchangeable senior debentures, amortization of original issue discounts and deferred financing fees.

•	We expect to spend approximately $90 million to $105 million on ROI/redevelopment and acquisition capital expenditures and approximately $330 million to $350 million on renewal and replacement expenditures. Additionally, we expect to spend approximately $65 million on new development projects in 2014.

HOST HOTELS & RESORTS, INC.

Reconciliation of Net Income to EBITDA, Adjusted EBITDA and

NAREIT and Adjusted Funds From Operations per Diluted Shares for 2014 Forecasts (1)

(unaudited, in millions, except per share amounts)

•	Our overall operating results, including net income, Adjusted EBITDA and Adjusted FFO per share have been reduced to reflect unspecified dispositions totaling $200 million for the remainder of the year. However, due to uncertainty related to the completion and timing of any potential acquisitions and dispositions, we have not adjusted the forecast for any use of proceeds, gains on sale, acquisition costs or adjusted the number of, or results from, comparable properties for acquisitions or dispositions that have not yet occurred.

•	San Antonio Marriott Rivercenter Litigation (Keystone) – On June 13, 2014, the Texas Supreme Court reversed the court of appeals judgment, the effect of which is that we would no longer be liable for the jury verdict and punitive damages award. However, Keystone has indicated that it will request a rehearing on the Court’s decision. We have accrued a loss contingency of approximately $69 million related to this litigation, which includes a court-ordered $25 million escrow reserve for this legal proceeding. If the motion for rehearing is denied, we will reverse the accrual and cancel the escrow reserve bond when the Court concludes the case by issuance of its final mandate. No assurances can be given, however, as to the outcome of the motion for rehearing. For further details on this legal proceeding, see our recent filings with the SEC on Form 10-Q and Form 10-K.

For a discussion of additional items that may affect forecasted results, see the Notes to Financial Information.

(2)	Represents the gain on the January 10, 2014 disposition of an 89% interest in the Philadelphia Marriott Downtown.

(3)	The NAREIT and Adjusted FFO per diluted share include 30.8 million shares for the dilution of exchangeable senior debentures.

HOST HOTELS & RESORTS, INC.

Schedule of Comparable Hotel Adjusted Operating Profit Margin

for 2014 Forecasts (1)

(unaudited, in millions, except hotel statistics)

	Full Year 2014
	Low-end of range	High-end of range
Operating profit margin under GAAP (2)	11.8%	12.2%
Comparable hotel adjusted operating profit margin (3)	26.4%	26.7%
Comparable hotel sales
Room	$3,324	$3,340
Food and beverage	1,446	1,453
Other	286	287

Comparable hotel sales (4)	5,056	5,080

Comparable hotel expenses
Rooms, food and beverage and other departmental costs	2,075	2,075
Management fees, ground rent and other costs	1,648	1,650

Comparable hotel expenses (5)	3,723	3,725

Comparable hotel adjusted operating profit	1,333	1,355
Non-comparable hotel results, net	109	111
Depreciation and amortization	(691)	(691)
Corporate and other expenses	(116)	(116)

Operating profit	$635	$659

(1)	Forecast comparable hotel results include 109 hotels that we have assumed will be classified as comparable as of December 31, 2014. See “Comparable Hotel Operating Statistics” in the Notes to Financial Information. No assurances can be made as to the hotels that will be in the comparable hotel set for 2014. Also, see the notes to the “Reconciliation of Net Income to EBITDA, Adjusted EBITDA and NAREIT and Adjusted Funds From Operations per Diluted Share for Full Year 2014 Forecasts” for other forecast assumptions and further discussion of our comparable hotel set.
(2)	Operating profit margin under GAAP is calculated as the operating profit divided by the forecast total revenues per the consolidated statements of operations. See (4) below for forecast revenues.
(3)	Comparable hotel adjusted operating profit margin is calculated as the comparable hotel adjusted operating profit divided by the comparable hotel sales per the table above.
(4)	The reconciliation of forecast total revenues to the forecast comparable hotel sales is as follows (in millions):

	Low-end of range	High-end of range
Revenues	$5,361	$5,388
Non-comparable hotel revenues	(360)	(363)
Hotel revenues for which we record rental income, net	55	55

Comparable hotel sales	$5,056	$5,080

(5)	The reconciliation of forecast operating costs and expenses to the comparable hotel expenses is as follows (in millions):

	Low-end of range	High-end of range
Operating costs and expenses	$4,726	$4,729
Non-comparable hotel and other expenses	(251)	(252)
Hotel expenses for which we record rental income	55	55
Depreciation and amortization	(691)	(691)
Corporate and other expenses	(116)	(116)

Comparable hotel expenses	$3,723	$3,725

HOST HOTELS & RESORTS, INC.

Notes to Financial Information

FORECASTS

Our forecast of earnings per diluted share, NAREIT and Adjusted FFO per diluted share, EBITDA, Adjusted EBITDA and comparable hotel adjusted operating profit margins are forward-looking statements and are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors which may cause actual results and performance to differ materially from those expressed or implied by these forecasts. Although we believe the expectations reflected in the forecasts are based upon reasonable assumptions, we can give no assurance that the expectations will be attained or that the results will not be materially different. Risks that may affect these assumptions and forecasts include the following: potential changes in overall economic outlook make it inherently difficult to forecast the level of RevPAR and margin growth; the amount and timing of acquisitions and dispositions of hotel properties is an estimate that can substantially affect financial results, including such items as net income, depreciation and gains on dispositions; the level of capital expenditures may change significantly, which will directly affect the level of depreciation expense and net income; the amount and timing of debt payments may change significantly based on market conditions, which will directly affect the level of interest expense and net income; the amount and timing of transactions involving shares of our common stock may change based on market conditions; and other risks and uncertainties associated with our business described herein and in our annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K filed with the SEC.

COMPARABLE HOTEL OPERATING STATISTICS

To facilitate a quarter-to-quarter comparison of our operations, we present certain operating statistics (i.e., RevPAR, average daily rate and average occupancy) and operating results (revenues, expenses, adjusted operating profit and associated margins) for the periods included in this report on a comparable hotel basis. Because these statistics and operating results relate only to our hotel properties, they exclude results for our non-hotel properties and other real estate investments. We define our comparable hotels as properties:

(i) that are owned or leased by us and the operations of which are included in our consolidated results, whether as continuing operations or discontinued operations, for the entirety of the reporting periods being compared; and

(ii) that have not sustained substantial property damage or business interruption, or undergone large-scale capital projects (as further defined below) during the reporting periods being compared.

The hotel business is capital-intensive and renovations are a regular part of the business. Generally, hotels under renovation remain comparable hotels. A large scale capital project that would cause a hotel to be excluded from our comparable hotel set is an extensive renovation of several core aspects of the hotel, such as rooms, meeting space, lobby, bars, restaurants and other public spaces. Both quantitative and qualitative factors are taken into consideration in determining if the renovation would cause a hotel to be removed from the comparable hotel set, including unusual or exceptional circumstances such as: a reduction or increase in room count, rebranding, a significant alteration of the business operations, or the closing of the hotel during the renovation.

We do not include an acquired hotel in our comparable hotel set until the operating results for that hotel have been included in our consolidated results for one full calendar year. For example, we acquired the Hyatt Place Waikiki Beach in May of 2013. The hotel will not be included in our comparable hotels until January 1, 2015. Hotels that we sell are excluded from the comparable hotel set once the transaction has closed. Similarly, hotels are excluded from our comparable hotel set from the date that they sustain substantial property damage or business interruption or commence a large-scale capital project. In each case, these hotels are returned to the comparable hotel set when the operations of the hotel have been included in our consolidated results for one full calendar year after completion of the repair of the property damage or cessation of the business interruption, or the completion of large-scale capital projects, as applicable.

Of the 114 hotels that we owned on June 30, 2014, 109 have been classified as comparable hotels. The operating results of the following hotels that we owned as of June 30, 2014 are excluded from comparable hotel results for these periods:

•	Powell Street Hotel (acquired in January 2014);

•	The Ritz-Carlton, Naples, removed in the third quarter of 2013 (business interruption due to closure of the hotel during extensive renovations that were substantially completed in October 2013, which included renovations of 450 rooms, including 35 suites, restaurant, façade and windows);

•	Hyatt Place Waikiki Beach (acquired in May 2013);

HOST HOTELS & RESORTS, INC.

Notes to Financial Information

•	Novotel Christchurch Cathedral Square in Christchurch, New Zealand (business interruption due to closure of the hotel following an earthquake in February 2011 and the subsequent extensive renovations, which hotel reopened in August 2013);

•	Orlando World Center Marriott, removed in the third quarter of 2012 (business interruption due to extensive renovations that were substantially completed in July 2013, which included façade restoration, the shutdown of the main pool and a complete restoration and enhancement of the hotel, including new water slides and activity areas, new pool, dining facilities and the renovation of one tower of guestrooms, meeting space and restaurants);

The operating results of seven hotels disposed of in 2014 and 2013 are not included in comparable hotel results for the periods presented herein. These operations are also excluded from the hotel operating data for all owned hotels on pages 10 and 11.

Operating statistics for the non-comparable hotels listed above are included in the hotel operating data for all owned hotels. By definition, the RevPAR results for these properties are not comparable due to the reasons listed above, and, therefore, are not indicative of the overall trends for our portfolio. The operating results for the two hotels acquired in 2014 and 2013 are also included in the all owned hotel operating data on a pro forma basis, which includes operating results assuming they were owned as of January 1, 2013 and based on actual results obtained from the managers for periods prior to our ownership. For these two hotels, since the year-over-year comparison includes periods prior to our ownership, the changes will not necessarily correspond to changes in our actual results. All owned hotel operating statistics are provided for completeness and to show the difference between our comparable hotel information (upon which we usually evaluate performance) and all of our hotels, including non-comparable hotels. Also, while they may not be illustrative of trends (as compared to comparable hotel operating statistics), changes in all owned hotel statistics will have an effect on our overall revenues. We also present all owned hotel statistics for our joint venture in Europe using the same methodology as our consolidated hotels.

We evaluate the operating performance of our comparable hotels based on both market and property type. These divisions are generally consistent with groupings recognized in the lodging industry.

Our markets consist of the following:

Domestic

•	Boston – Greater Boston Metropolitan area;

•	New York – Greater New York Metropolitan area, including northern New Jersey;

•	Philadelphia – Philadelphia Metropolitan area;

•	Washington, D.C. – Metropolitan area, including the Maryland and Virginia suburbs;

•	Atlanta – Atlanta Metropolitan area;

•	Florida – All Florida locations;

•	Chicago – Chicago Metropolitan area;

•	Denver – Denver Metropolitan area;

•	Houston – Houston Metropolitan area;

•	Phoenix – Phoenix Metropolitan area, including Scottsdale;

•	Seattle – Seattle Metropolitan area;

•	San Francisco – Greater San Francisco Metropolitan area, including San Jose;

•	Los Angeles – Greater Los Angeles area, including Orange County;

•	San Diego – San Diego Metropolitan area;

•	Hawaii – All Hawaii locations;

•	Other – Select cities in California, Indiana, Louisiana, Minnesota, Missouri, North Carolina, Ohio, Tennessee, and Texas;

International

•	Asia-Pacific – Australia and New Zealand;

•	Canada – Toronto and Calgary; and

•	Latin America – Brazil, Chile and Mexico.

Our property types consist of the following:

•	Urban – Hotels located in primary business districts of major cities;

•	Suburban – Hotels located in office parks or smaller secondary markets;

HOST HOTELS & RESORTS, INC.

Notes to Financial Information

•	Resort – Hotels located in resort destinations such as Arizona, Florida, Hawaii and Southern California; and

•	Airport – Hotels located at or near airports.

CONSTANT US$, NOMINAL US$ AND CONSTANT EUROS

Operating results denominated in foreign currencies are translated using the prevailing exchange rates on the date of the transaction, or monthly based on the weighted average exchange rate for the period. For comparative purposes, we also present the RevPAR results for the prior year assuming the results for our foreign operations were translated using the same exchange rates that were effective for the comparable periods in the current year, thereby eliminating the effect of currency fluctuation for the year-over-year comparisons. For the full year forecast results, we use the applicable forward currency curve (as published by Bloomberg L.P.) for each monthly period to estimate forecast foreign operations in US dollars and have restated the prior year RevPAR results using the same forecast exchange rates to estimate year-over-year growth in RevPAR in constant US$. We believe this presentation is useful to investors as it shows growth in RevPAR in the local currency of the hotel consistent with how we would evaluate our domestic portfolio. However, the estimated effect of changes in foreign currency has been reflected in the actual and forecast results of net income, EBITDA, earnings per diluted share and Adjusted FFO per diluted share. Nominal US$ results include the effect of currency fluctuations, consistent with our financial statement presentation.

We also present RevPAR results for our joint venture in Europe in constant Euros using the same methodology as used for the constant US$ presentation.

NON-GAAP FINANCIAL MEASURES

Included in this press release are certain “non-GAAP financial measures,” which are measures of our historical or future financial performance that are not calculated and presented in accordance with GAAP, within the meaning of applicable SEC rules. They are as follows: (i) FFO and FFO per diluted share (both NAREIT and Adjusted), (ii) EBITDA, (iii) Adjusted EBITDA and (iv) Comparable Hotel Operating Results. The following discussion defines these measures and presents why we believe they are useful supplemental measures of our performance.

NAREIT FFO AND NAREIT FFO PER DILUTED SHARE

We present NAREIT FFO and NAREIT FFO per diluted share as non-GAAP measures of our performance in addition to our earnings per share (calculated in accordance with GAAP). We calculate NAREIT FFO per diluted share as our NAREIT FFO (defined as set forth below) for a given operating period, as adjusted for the effect of dilutive securities, divided by the number of fully diluted shares outstanding during such period, in accordance with NAREIT guidelines. NAREIT defines FFO as net income (calculated in accordance with GAAP) excluding gains and losses from sales of real estate, the cumulative effect of changes in accounting principles, real estate-related depreciation, amortization and impairments and adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect our pro rata share of the FFO of those entities on the same basis.

We believe that NAREIT FFO per diluted share is a useful supplemental measure of our operating performance and that the presentation of NAREIT FFO per diluted share, when combined with the primary GAAP presentation of earnings per share, provides beneficial information to investors. By excluding the effect of real estate depreciation, amortization, impairments and gains and losses from sales of depreciable real estate, all of which are based on historical cost accounting and which may be of lesser significance in evaluating current performance, we believe that such measures can facilitate comparisons of operating performance between periods and with other REITs, even though NAREIT FFO per diluted share does not represent an amount that accrues directly to holders of our common stock. Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. As noted by NAREIT in its April 2002 “White Paper on Funds From Operations,” since real estate values have historically risen or fallen with market conditions, many industry investors have considered presentation of operating results for real estate companies that use historical cost accounting to be insufficient by themselves. For these reasons, NAREIT adopted the FFO metric in order to promote an industry-wide measure of REIT operating performance.

HOST HOTELS & RESORTS, INC.

Notes to Financial Information

Adjusted FFO per Diluted Share

We also present Adjusted FFO per diluted share when evaluating our performance because management believes that the exclusion of certain additional items described below provides useful supplemental information to investors regarding our ongoing operating performance. Management historically has made the adjustments detailed below in evaluating our performance, in our annual budget process and for our compensation programs. We believe that the presentation of Adjusted FFO per diluted share, when combined with both the primary GAAP presentation of earnings per share and FFO per diluted share as defined by NAREIT, provides useful supplemental information that is beneficial to an investor’s complete understanding of our operating performance. We adjust NAREIT FFO per diluted share for the following items, which may occur in any period, and refer to this measure as Adjusted FFO per diluted share:

•	Gains and Losses on the Extinguishment of Debt – We exclude the effect of finance charges and premiums associated with the extinguishment of debt, including the acceleration of the write-off of deferred financing costs associated with the original issuance of the debt being redeemed or retired and incremental interest expense incurred during the refinancing period. We also exclude the gains on debt repurchases and the original issuance costs associated with the retirement of preferred stock. We believe that these items are not reflective of our ongoing finance costs.

•	Acquisition Costs – Under GAAP, costs associated with completed property acquisitions are expensed in the year incurred. We exclude the effect of these costs because we believe they are not reflective of the ongoing performance of the Company.

•	Litigation Gains and Losses – We exclude the effect of gains or losses associated with litigation recorded under GAAP that we consider outside the ordinary course of business. We believe that including these items is not consistent with our ongoing operating performance.

In unusual circumstances, we may also adjust NAREIT FFO for gains or losses that management believes are not representative of the Company’s current operating performance. For example, in the first quarter of 2013, management excluded the $11 million gain from the eminent domain claim for land adjacent to the Atlanta Marriott Perimeter Center for which we received the cash proceeds in 2007, but, pending the resolution of certain contingencies, was not recognized until 2013. Typically, gains from the disposition of non-depreciable property are included in the determination of NAREIT and Adjusted FFO.

EBITDA

Earnings before Interest Expense, Income Taxes, Depreciation and Amortization (“EBITDA”) is a commonly used measure of performance in many industries. Management believes EBITDA provides useful information to investors regarding our results of operations because it helps us and our investors evaluate the ongoing operating performance of our properties after removing the impact of the Company’s capital structure (primarily interest expense) and its asset base (primarily depreciation and amortization). Management also believes the use of EBITDA facilitates comparisons between us and other lodging REITs, hotel owners who are not REITs and other capital-intensive companies. Management uses EBITDA to evaluate property-level results and as one measure in determining the value of acquisitions and dispositions and, like FFO and Adjusted FFO per diluted share, is widely used by management in the annual budget process and for our compensation programs.

Adjusted EBITDA

Historically, management has adjusted EBITDA when evaluating the performance of Host Inc. and Host LP because we believe that the exclusion of certain additional items described below provides useful supplemental information to investors regarding our ongoing operating performance and that the presentation of Adjusted EBITDA, when combined with the primary GAAP presentation of net income, is beneficial to an investor’s complete understanding of our operating performance. Adjusted EBITDA also is a relevant measure in calculating certain credit ratios. We adjust EBITDA for the following items, which may occur in any period, and refer to this measure as Adjusted EBITDA:

•	Real Estate Transactions – We exclude the effect of gains and losses, including the amortization of deferred gains, recorded on the disposition or acquisition of depreciable assets and property insurance gains in our consolidated statement of operations because we believe that including them in Adjusted EBITDA is not consistent with reflecting the ongoing performance of our assets. In addition, material gains or losses from the depreciated book value of the disposed assets could be less important to investors given that the depreciated asset book value often does not reflect the market value of real estate assets as noted above.

HOST HOTELS & RESORTS, INC.

Notes to Financial Information

•	Equity Investment Adjustments – We exclude the equity in earnings (losses) of affiliates as presented in our consolidated statement of operations because it includes our pro rata portion of the depreciation, amortization and interest expense related to such investments, which are excluded from EBITDA. We include our pro rata share of the Adjusted EBITDA of our equity investments as we believe this reflects more accurately the performance of our investments. The pro rata Adjusted EBITDA of equity investments is defined as the EBITDA of our equity investments adjusted for any gains or losses on property transactions multiplied by our percentage ownership in the partnership or joint venture.

•	Consolidated Partnership Adjustments – We deduct the non-controlling partners’ pro rata share of Adjusted EBITDA of our consolidated partnerships as this reflects the non-controlling owners’ interest in the EBITDA of our consolidated partnerships. The pro rata Adjusted EBITDA of non-controlling partners is defined as the EBITDA of our consolidated partnerships adjusted for any gains or losses on property transactions multiplied by the non-controlling partners’ percentage ownership in the partnership or joint venture.

•	Cumulative Effect of a Change in Accounting Principle – Infrequently, the Financial Accounting Standards Board promulgates new accounting standards that require the consolidated statement of operations to reflect the cumulative effect of a change in accounting principle. We exclude these one-time adjustments because they do not reflect our actual performance for that period.

•	Impairment Losses – We exclude the effect of impairment expense recorded because we believe that including them in Adjusted EBITDA is not consistent with reflecting the ongoing performance of our remaining assets. In addition, we believe that impairment expense, which is based on historical cost book values, is similar to gains and losses on dispositions and depreciation expense, both of which are excluded from EBITDA.

•	Acquisition Costs – Under GAAP, costs associated with completed property acquisitions are expensed in the year incurred. We exclude the effect of these costs because we believe they are not reflective of the ongoing performance of the company.

•	Litigation Gains and Losses – Effective April 1, 2013, we have excluded the effect of gains or losses associated with litigation recorded under GAAP that we consider outside the ordinary course of business, which is consistent with the definition of Adjusted FFO that we adopted effective January 1, 2011. We believe that including these items is not consistent with our ongoing operating performance.

In unusual circumstances, we may also adjust EBITDA for gains or losses that management believes are not representative of the Company’s current operating performance. For example, in the first quarter of 2013, management excluded the $11 million gain from the eminent domain claim for land adjacent to the Atlanta Marriott Perimeter Center for which we received the cash proceeds in 2007, but, pending the resolution of certain contingencies, was not recognized until 2013. Typically, gains from the disposition of non-depreciable property are included in the determination of Adjusted EBITDA.

Limitations on the Use of NAREIT FFO per Diluted Share, Adjusted FFO per Diluted Share, EBITDA and Adjusted EBITDA

We calculate NAREIT FFO per diluted share in accordance with standards established by NAREIT, which may not be comparable to measures calculated by other companies who do not use the NAREIT definition of FFO or do not calculate FFO per diluted share in accordance with NAREIT guidance. In addition, although FFO per diluted share is a useful measure when comparing our results to other REITs, it may not be helpful to investors when comparing us to non-REITs. We also calculate Adjusted FFO per diluted share, which is not in accordance with NAREIT guidance and may not be comparable to measures calculated by other REITs. EBITDA and Adjusted EBITDA, as presented, may also not be comparable to measures calculated by other companies. This information should not be considered as an alternative to net income, operating profit, cash from operations or any other operating performance measure calculated in accordance with GAAP. Cash expenditures for various long-term assets (such as renewal and replacement capital expenditures), interest expense (for EBITDA and Adjusted EBITDA purposes only) and other items have been and will be made and are not reflected in the EBITDA, Adjusted EBITDA, NAREIT FFO per diluted share and Adjusted FFO per diluted share presentations. Management compensates for these limitations by separately considering the impact of these excluded items to the extent they are material to operating decisions or assessments of our operating performance. Our consolidated statement of operations and cash flows include interest expense, capital expenditures, and other excluded items, all of which should be considered when evaluating our performance, as well as the usefulness of our non-GAAP financial measures. Additionally, NAREIT FFO per diluted share, Adjusted FFO per diluted share, EBITDA and Adjusted EBITDA should not be considered as a measure of our liquidity or indicative of funds available to fund our cash needs, including our ability to make cash distributions. In addition, NAREIT FFO per diluted share and Adjusted FFO per diluted share do not measure, and should not be used as a measure of, amounts that accrue directly to stockholders’ benefit.

HOST HOTELS & RESORTS, INC.

Notes to Financial Information

Comparable Hotel Operating Results

We present certain operating results for our hotels, such as hotel revenues, expenses, adjusted operating profit (and the related margin) and food and beverage adjusted profit (and the related margin), on a comparable hotel, or “same store,” basis as supplemental information for investors. Our comparable hotel results present operating results for hotels owned during the entirety of the periods being compared without giving effect to any acquisitions or dispositions, significant property damage or large scale capital improvements incurred during these periods. We present these comparable hotel operating results by eliminating corporate-level costs and expenses related to our capital structure, as well as depreciation and amortization. We eliminate corporate-level costs and expenses to arrive at property-level results because we believe property-level results provide investors with supplemental information into the ongoing operating performance of our hotels. We eliminate depreciation and amortization because, even though depreciation and amortization are property-level expenses, these non-cash expenses, which are based on historical cost accounting for real estate assets, implicitly assume that the value of real estate assets diminishes predictably over time. As noted earlier, because real estate values have historically risen or fallen with market conditions, many real estate industry investors have considered presentation of historical cost accounting for operating results to be insufficient by themselves.

As a result of the elimination of corporate-level costs and expenses and depreciation and amortization, the comparable hotel operating results we present do not represent our total revenues, expenses, operating profit or operating profit margin and should not be used to evaluate our performance as a whole. Management compensates for these limitations by separately considering the impact of these excluded items to the extent they are material to operating decisions or assessments of our operating performance. Our consolidated statements of operations include such amounts, all of which should be considered by investors when evaluating our performance.

We present these hotel operating results on a comparable hotel basis because we believe that doing so provides investors and management with useful information for evaluating the period-to-period performance of our hotels and facilitates comparisons with other hotel REITs and hotel owners. In particular, these measures assist management and investors in distinguishing whether increases or decreases in revenues and/or expenses are due to growth or decline of operations at comparable hotels (which represent the vast majority of our portfolio) or from other factors, such as the effect of acquisitions or dispositions. While management believes that presentation of comparable hotel results is a “same store” supplemental measure that provides useful information in evaluating our ongoing performance, this measure is not used to allocate resources or to assess the operating performance of each of these hotels, as these decisions are based on data for individual hotels and are not based on comparable hotel results. For these reasons, we believe that comparable hotel operating results, when combined with the presentation of GAAP operating profit, revenues and expenses, provide useful information to investors and management.